FORM 8K	File:20040927B-FY05Q1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : September 27, 2004

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

For Immediate Release

For Details, Please Contact:
Ed Richardson	Dario Sacomani
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Senior Vice President and Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com
Richardson Announces Authorization to Repurchase $12,000,000 of its Debentures

LaFox, IL, Monday September 27, 2004:  Richardson Electronics, Ltd. (NASDAQ: RELL) today announced that its Board of Directors has authorized management to repurchase $12,000,000 of principal amount of the Company’s outstanding 71/4 % Convertible Subordinated Debentures and/or 81/4 % Senior Convertible Subordinated Debentures in the open market, in privately-negotiated transactions or otherwise, subject to compliance with applicable rules of the Securities and Exchange Commission and obtaining the consent of the Banks pursuant to its Bank Credit Facility, which the Company is confident will be provided. The timing and amounts of repurchases, if any, will also depend on market conditions, the Company’s financial condition and other factors. The Company expects to use funds borrowed under its Bank Credit Facility for the repurchases.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: September 27, 2004	By: /s/ DARIO SACROMANI
Name: Dario Sacromani Title: Senior Vice President and Chief Financial Officer